Exhibit 10(t)

Name of Grantee:
Grant Date:
Number of Shares:
Dollar Value of Award:
Walmart Identification Number:
WAL-MART STORES, INC.
STOCK INCENTIVE PLAN OF 2010
RESTRICTED STOCK AWARD
NOTIFICATION OF AWARD AND TERMS AND CONDITIONS OF AWARD
This Restricted Stock Award Notification of Award and Terms and Conditions of Award (this "Agreement") contains the terms and conditions of the Restricted Stock granted to you by Wal-Mart Stores, Inc., a Delaware corporation ("Walmart"), under the Wal-Mart Stores, Inc. Stock Incentive Plan of 2010, as amended from time to time (the "Plan").

1.
Grant of Restricted Stock. Walmart has granted to you, effective on the Grant Date, the right to receive the number of Shares (communicated to you as part of your online or written acceptance of the award and this Agreement) subject to certain vesting conditions. Before the Shares are vested and delivered to you, they are referred to in this Agreement as "Restricted Stock."

2.
Plan Governs. The Restricted Stock and this Agreement are subject to the terms and conditions of the Plan. The Plan is incorporated in this Agreement by reference and all capitalized terms used in this Agreement have the meaning set forth in the Plan, unless this Agreement specifies a different meaning. By signing this Agreement, you accept the Plan Award of Restricted Stock, acknowledge that the Plan and the prospectus covering the Plan have been made available to you and acknowledge that the Restricted Stock is subject to all the terms and provisions of the Plan and this Agreement. By signing this Agreement, you further agree to accept as binding, conclusive and final all decisions and interpretations by the Committee of the Plan upon any questions arising under the Plan.

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Payment. The Restricted Stock is granted without requirement of payment. However, if the Shares have not been previously issued, you must pay the par value ($0.10) per Share no later than 10 business days after the Grant Date. You will be advised if this is the case and you will be given payment instructions at that time.

4.
Stockholder Rights. Your Restricted Stock will be held for you by Walmart until the applicable delivery date described in Paragraph 5. You shall have all the rights of a stockholder of Shares of Restricted Stock that vest. With respect to your unvested Restricted Stock,

	A.	you shall have the right to vote such Shares on any matter as to which Shares have voting rights at any meeting of shareholders of Walmart;
	B.	you shall have the right to receive, free of vesting restrictions (but subject to applicable withholding taxes) all cash dividends paid with respect to such Shares; and
C.
any non-cash dividends and other non-cash proceeds of such Shares, including stock dividends and any other securities issued or distributed in respect of such Shares shall be subject to the same vesting and forfeiture conditions as the Shares of Restricted Stock to which they relate, and the term "Restricted Stock" when used in this Agreement shall also include any related stock dividends and other securities issued or distributed in respect of such Shares.

5.	Vesting and Delivery of Restricted Stock
	A.	Vesting. Your Restricted Stock will vest as follows, provided you have not incurred a Forfeiture Condition described below:

Percentage of Shares Vesting	Vesting Date

B.
Forfeiture Conditions. Subject to Paragraph 5C below, the Shares of your Restricted Stock that would otherwise vest on a Vesting Date will not vest and shall be immediately forfeited if your Continuous Status as an Associate terminates or after the Grant Date and on or prior to the Vesting Date,

1.
you (a) have become, or (b) are discussing or negotiating the possibility of becoming, or (c) are considering an offer to become, or have accepted an offer or entered into an agreement to become an employee, officer, director, partner, manager, consultant to, or agent of, or otherwise becoming affiliated with, any entity competing or seeking to compete with Walmart or an Affiliate; or

		2.	you are subject to an administrative suspension, unless you are reinstated as an Associate in good standing on or before the Vesting Date; or
		3.	You have not executed and delivered to Walmart a Non-Disclosure and Restricted Use Agreement, in a form to be provided to you by Walmart (each a "Forfeiture Condition").
	C.	Accelerated Vesting; Vesting Notwithstanding Termination. Your Restricted Stock will vest earlier than described in Paragraph 5A under the following circumstances
1.
if your Continuous Status as an Associate is terminated by reason of your Disability, your Restricted Stock that would have become vested on a Vesting Date occurring no more than 90 days after your Continuous Status as an Associate is so terminated will become immediately fully vested on the date your Continuous Status as an Associate is so terminated. "Disability" for this purpose has the meaning provided under Section 409A of the Internal Revenue Code of 1986, as amended (the "Code") and regulations thereunder. It is your responsibility to notify Global Equity in the event you terminate due to Disability; and

2.
if your Continuous Status as an Associate is terminated by reason of your death on or after ten years of service or on or after the third anniversary of the Grant Date, then your unvested Restricted Stock shall immediately become fully vested; and

		3.	the Committee may, in its discretion, at any time accelerate the vesting of your Restricted Stock on such terms and conditions as it deems appropriate.
	D.	Delivery of Shares. Subject to Paragraph 5E and/or Paragraph 5F, Shares that vest shall be delivered to you within 90 days (or as soon as administratively feasible thereafter) of:
		1.	the applicable Vesting Date; or
		2.	an Accelerated Vesting pursuant to Paragraph 5C above.
E.
Mandatory Deferral. If Walmart reasonably anticipates that the delivery of Shares upon the vesting of Restricted Stock in any year would, when considered with your other compensation, result in Walmart's inability to deduct the value of such Shares because of the limitation on deductible compensation under Code Section 162(m), then Walmart shall defer the delivery of such Shares until the first year in which Walmart reasonably anticipates that the related deduction will not be limited under Section 162(m) (the "First Non-162(m) Year") in accordance with the Deferral Procedures under the Plan and Code Section 409A. However, if you have made an irrevocable election to defer such Shares to a date later than the First Non-162(m) Year, then Walmart shall not deliver such Shares in the First Non-162(m) Year, but shall instead deliver your Shares in accordance with your irrevocable election and the Deferral Procedures.

F.
Elective Deferral of Restricted Stock. You are eligible to defer delivery of the Shares underlying your Plan Award of Restricted Stock hereunder in accordance with Section 7.8 of the Plan and rules and procedures relating thereto. You will be advised as to when any such deferral election must be made.

6.
Forfeiture of Restricted Stock. If you suffer a Forfeiture Condition (e.g., if your Continuous Status as an Associate is terminated prior to the Vesting Date and the vesting is not accelerated under Paragraph 5C), you will immediately forfeit your Restricted Stock (including any cash dividends and non-cash proceeds related to the Restricted Stock for which the record date occurs on or after the date of the forfeiture), and all of your rights to and interest in the Restricted Stock and the Shares underlying the Restricted Stock shall terminate upon forfeiture without payment of consideration (except that if you paid par value for the Restricted Stock the par value of the forfeited shares of Restricted Stock will be returned to you). Forfeited Restricted Stock shall be reconveyed to Walmart.

7.	Taxes and Tax Withholding.
A.
You agree to consult with any tax advisors you think necessary in connection with your Restricted Stock and acknowledge that you are not relying, and will not rely, on Walmart or any Affiliate for any tax advice. Please see Paragraph 10F regarding Section 83(b) elections.

B.
You acknowledge that, regardless of any action taken by Walmart or, if different, the Affiliate that employs you, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you ("Tax-Related Items"), is and remains your responsibility and may exceed the amount actually withheld by Walmart or an Affiliate. You further acknowledge that Walmart and any Affiliate (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock, including, but not limited to, the grant, vesting or delivery of the Restricted Stock, the subsequent sale of Shares acquired pursuant to such delivery and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Stock to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you are subject to Tax-Related Items in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, you acknowledge that Walmart and/or the Affiliate that employs you (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

C.
Prior to any relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to Walmart or the Affiliate that employs you to satisfy all Tax-Related Items. In this regard, you authorize the Company or its agent to satisfy the obligations with regard to all Tax-Related Items by withholding in Shares to be issued upon delivery of the Restricted Stock. In the event that such withholding in Shares is problematic under applicable tax or securities law or has materially adverse accounting consequences, by your acceptance of the Restricted Stock, you authorize and direct Walmart and any broker or other third party designated by Walmart to sell on your behalf a whole number of Shares underlying the Restricted Stock that Walmart determines to be appropriate to generate cash proceeds sufficient to satisfy the obligation for Tax-Related Items. However, the Committee may also require you to satisfy the Tax-Related Items by any other method of withholding it authorizes, in its sole discretion.

D.
If the obligation for Tax-Related Items is satisfied by withholding in Shares, Walmart or the Affiliate that employs you may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates. Further, if the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, you are deemed to have been issued the full number of Shares subject to the vested Restricted Stock, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items. If as a result of withholding whole Shares, an excess amount of tax is withheld, such excess tax will be reported and paid to the U.S. Internal Revenue Service, provided you are a U.S. taxpayer. If the obligation for Tax-Related Items is satisfied through any other method(s) of withholding, Walmart or the Affiliate that employs you may consider the applicable withholding rates, including maximum applicable rates, in which case you may receive a refund of any over-withheld amount in cash and will have no entitlement to the Share equivalent

E.
Finally, you agree to pay to Walmart or the Affiliate that employs you, including through withholding from your wages or other cash compensation paid to you by Walmart or the Affiliate that employs you, any amount of Tax-Related Items that Walmart and/or the Affiliate that employs you may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described. Walmart may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if you fail to comply with your obligations in connection with the Tax-Related Items.

8.
Restricted Stock Not Transferable. Neither the Restricted Stock, nor your interest in the Restricted Stock, may be sold, conveyed, assigned, transferred, pledged or otherwise disposed of or encumbered at any time prior to vesting and delivery applicable to any Shares underlying your vested Restricted Stock. Any attempted action in violation of this Paragraph shall be null, void, and without effect.

9.
Appendix for Participants Outside of the United States and Country-Specific Schedule. Notwithstanding any provision in this Agreement to the contrary, if you are granted Restricted Stock while employed, providing services, or residing outside of the United States, you shall be subject to any special terms and conditions and country-specific provisions as set forth in Appendix for Participants Outside of the United States (the "Appendix") and Country-Specific Schedule to this Agreement. Moreover, if you relocate to one of the countries included in the Country-Specific Schedule, the special terms and conditions for such country will apply to you, to the extent Walmart determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix and any Country-Specific Schedule constitute part of this Agreement, and may be accessed on the Total Rewards website or by contacting Global Equity

10.	Other Provisions.
A.
The value of your Restricted Stock and the underlying Shares under this Agreement will not be taken into account in computing the amount of your salary or other compensation for purposes of determining any pension, retirement, death or other benefit under any employee benefit plan of Walmart or any Affiliate, except to the extent such plan or another agreement between you and Walmart specifically provides otherwise.

B.
Walmart may, without liability for its good faith actions, place legend restrictions upon Shares underlying your vested Restricted Stock and issue "stop transfer" instructions requiring compliance with applicable U.S. securities laws and the terms of the Agreement and the Plan.

C.
Determinations regarding this Agreement (including, but not limited to, whether an event has occurred resulting in the forfeiture of or vesting of Restricted Stock) shall be made by the Committee in accordance with this Agreement, and all determinations of the Committee shall be final and conclusive and binding on all persons.

D.
Neither this Agreement nor the Plan creates any contract of employment, and nothing in this Agreement or the Plan shall interfere with or limit in any way the right of Walmart or an Affiliate to terminate your employment or service at any time, nor confer upon you the right to continue in the employ of Walmart and/or any Affiliate. Nothing in this Agreement or the Plan creates any fiduciary or other duty to you owed by Walmart, any Affiliate, or any member of the Committee except as expressly stated in this Agreement or the Plan.

E.	Walmart reserves the right to amend the Plan at any time. The Committee reserves the right to amend this Agreement at any time.
F.	By accepting this Agreement,
	1.	you agree to provide any information reasonably requested from time to time, and
	2.	you agree not to make a Code Section 83(b) election with respect to this award of Restricted Stock.
G.	This Agreement shall be construed under the laws of the State of Delaware, without regard to its conflict of law provisions.
H.
The provisions of this Agreement are severable, and if any one or more provisions are determined to be unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

I.
Walmart may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by Walmart or a third party designated by Walmart.

J.
You acknowledge that a waiver by Walmart of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by you or any other Associate.

K.
You understand that your country of residence may have insider trading and/or market abuse laws which may affect your ability to acquire or sell Shares under the Plan during such times you are considered to have "inside information" (as defined in the laws in your country). These laws may be the same or different from any Walmart insider trading policy. You acknowledge that it is your responsibility to be informed of and compliant with such regulations, and are advised to speak to your personal advisor on this matter.

L.
Walmart reserves the right to impose other requirements on your participation in the Plan, on the Restricted Stock and on any Shares acquired under the Plan, to the extent Walmart determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

M.
By signing this Agreement, you acknowledge that the Plan and this Agreement (including any Appendix or Country-Specific Schedule thereto) have been made available to you and that you have read and understood these documents. By signing this Agreement, you accept the terms and conditions of your Restricted Stock as set forth in this Agreement, subject to the terms and conditions of the Plan.

Grantee:
I acknowledge that the Plan and this Agreement have been made available to me and that I have read and understood these documents. I accept the terms and conditions of my Restricted Stock award as set forth in this Agreement, subject to the terms and conditions of the Plan.

By:___________________________________________________
Name (please print): _____________________________________
Agreed to and accepted this day of ____________________, 2014.

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